EXHIBIT 99.1


      Actuant Announces Second Quarter Results, Raises Guidance


    MILWAUKEE--(BUSINESS WIRE)--March 22, 2007--Actuant Corporation (NYSE: ATU) today announced results for its second quarter ended February 28, 2007. Including a restructuring provision, second quarter fiscal 2007 net earnings and diluted earnings per share ("EPS") were $18.9 million and $0.62, respectively, versus comparable prior year net earnings and EPS of $19.3 million and $0.63, respectively. Fiscal 2007 second quarter results include a $3.8 million ($2.9 million net of tax, or $0.09 per diluted share) charge covering a portion of the Company's previously announced restructuring of its European Electrical business. Excluding the restructuring charge, second quarter EPS increased 13% year-over-year to $0.71 (see attached reconciliation of earnings).

    Net earnings for the six months ended February 28, 2007 were $44.0 million, or $1.43 per diluted share, compared to $40.6 million, or $1.33 for the prior year period. Fiscal 2007 results include $0.09 per diluted share of European Electrical restructuring costs. Excluding restructuring, EPS was $1.52 in the first six months of fiscal 2007, a 14% increase over the prior year (see attached reconciliation of earnings).

    Second quarter sales increased 24% to $341 million from $276 million in the prior year, reflecting strong core growth, the weaker US dollar, and approximately $35 million of sales from acquired businesses. Excluding foreign currency exchange rate changes and business acquisitions, second quarter fiscal 2007 sales increased approximately 7%. This increase reflected core growth in all four segments, including 12% in the Industrial Segment. Sales for the six months ended February 28, 2007 were $684 million, approximately 22% higher than the $560 million in the comparable prior year period. Excluding the impact of foreign currency rate changes and sales from acquired businesses, sales for the six-month period increased 8%.

    Robert C. Arzbaecher, President and CEO of Actuant, commented, "We are pleased with our second quarter results, including the 24% sales growth and 13% growth in EPS excluding restructuring, which were led by the strong performance of the Industrial Segment. Consistent with our business model, acquisitions made a significant contribution to the sales growth, however, each of our four segments contributed to the 7% core growth."

    Arzbaecher added, "We continued to see significant operating profit margin improvement in our Industrial Segment. While consolidated operating profit margins were down slightly on a year-over-year basis due to lower profitability in the Electrical and Actuation Systems segments, Industrial Segment margins improved by 160 basis points. Progress was made in improving Automotive and Recreational Vehicle margins during the quarter, which positions Actuant well for strong second half earnings growth. We expect operating margin improvement in both Electrical and Actuation Systems Segments in the third and fourth quarter, and expect margin expansion for Actuant in total for the fiscal year."

    The Company also announced sales and earnings guidance for the third quarter and full year. Arzbaecher stated, "Excluding future acquisition activity and European Electrical restructuring costs, we expect year-over-year third quarter sales and EPS to increase due to completed acquisitions, core sales growth and margin expansion. We are projecting third quarter sales and EPS (excluding restructuring) to be in the range of $360 - $370 million and $0.89 - $0.96 per share, respectively. We are also raising our full year fiscal 2007 sales and EPS ranges, resulting in updated guidance of $1.39 - $1.41 billion and $3.30 - $3.45 per share (excluding restructuring), respectively. The increased guidance equates to projected full year EPS growth of 14-19%."

    Net debt (total debt of $595 million less approximately $25 million of cash) was $570 million, an increase of $115 from the beginning of the quarter. Excluding the approximate $110 million of cash used for acquisitions and the $9 million decline in accounts receivable securitization, Actuant generated approximately $5 million of cash flow in the second quarter, which is a seasonally weak cash-flow period. The Company believes second half cash flow will be significantly higher than that in the first half, in line with historical seasonality. The Company had availability under its revolving credit facility in excess of $200 million as of February 28, 2007.



                      Industrial Segment Results
----------------------------------------------------------------------
                          (US $ in millions)

                               Three Months Ended   Six Months Ended
                                  February 28,        February 28,
                               ------------------- -------------------
                                   2007      2006      2007      2006
                               --------- --------- -------------------
Sales                             $93.5     $68.9    $194.4    $144.8
Operating Profit                  $24.0     $16.6     $52.7     $36.8
Operating Profit %                 25.7%     24.1%     27.1%     25.4%


    Second quarter fiscal 2007 Industrial Segment sales increased 36% to approximately $94 million, resulting from increased demand, foreign currency rate changes, and sales from acquisitions (D.L. Ricci, Precision Sure-Lock, Veha and InjectAseal). Excluding foreign currency exchange rate changes and sales from acquired businesses, Industrial Segment sales increased approximately 12% from the comparable prior year period, driven by continued strong demand in both the hydraulic tool and joint integrity product lines. Second quarter operating profit margins also expanded, increasing from 24.1% in the second quarter of last year to 25.7% in the current year, due to the continued benefit of higher volume and operating efficiencies.



                      Electrical Segment Results
----------------------------------------------------------------------
                          (US $ in millions)

                               Three Months Ended   Six Months Ended
                                  February 28,        February 28,
                               ------------------- -------------------
                                   2007      2006      2007      2006
                               ------------------- -------------------
Sales                            $123.6    $105.7    $245.6    $211.1
Operating Profit                   $5.8     $10.8     $15.0     $21.0
Operating Profit %                  4.7%     10.2%      6.1%      9.9%


    Fiscal 2007 second quarter Electrical Segment sales increased 17% to approximately $124 million, reflecting 4% core sales growth, foreign currency exchange rate changes and the fiscal 2006 acquisitions of B.E.P. Marine and Actown. Electrical operating profit margins declined from 10.2% in the second quarter of fiscal 2006 to 4.7% in fiscal 2007 due primarily to the $3.8 million European Electrical restructuring charge, related inefficiencies in the European Electrical business and unfavorable sales and acquisition mix. Excluding the restructuring provision, current year second quarter operating margins were 7.7%. The Company is on track with its previously announced plans to downsize the European Electrical operations to improve profitability, and expects to recognize an additional $8-11 million of related restructuring costs (pre-tax) prior to the end of calendar 2007.



                  Actuation Systems Segment Results
----------------------------------------------------------------------
                          (US $ in millions)

                               Three Months Ended   Six Months Ended
                                  February 28,        February 28,
                               ------------------- -------------------
                                   2007      2006      2007      2006
                               --------- --------- -------------------
Sales                             $97.7     $87.8    $203.3    $176.5
Operating Profit                   $8.0      $9.3     $16.6     $19.3
Operating Profit %                  8.1%     10.6%      8.1%     11.0%


    Actuation Systems second quarter fiscal 2007 sales increased 11% to approximately $98 million, reflecting foreign currency exchange rate changes and 7% core sales growth. Core sales growth was driven by increased demand in automotive and recreational vehicle ("RV") actuation systems product lines, both of which increased approximately 15% year-over-year due to the continued impact of new convertible auto platform introductions and RV market share gains. Despite robust sales growth in Europe, as expected, truck actuation systems product line sales declined approximately 5% due to the end of the North American emissions-related pre-buy. Actuation Systems operating profit margins declined to 8.1% in the second quarter of fiscal 2007, due primarily to unfavorable product line sales mix.




                 Engineered Products Segment Results
----------------------------------------------------------------------
                          (US $ in millions)

                               Three Months Ended   Six Months Ended
                                  February 28,        February 28,
                               ---------------------------------------
                                   2007      2006      2007      2006
                               --------- --------- --------- ---------
Sales                             $26.3     $13.7     $40.7     $27.6
Operating Profit                   $3.3      $1.8      $5.2      $3.6
Operating Profit %                 12.6%     13.4%     12.9%     12.9%


    Fiscal 2007 second quarter Engineered Products Segment sales increased approximately 92% year-over-year due to 9% core sales growth and the acquisition of Maxima in December 2006. Operating profit margins decreased to 12.6% from 13.4% in the prior year second quarter, primarily due to Maxima purchase accounting charges, higher amortization expense and acquisition sales mix.

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company's new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.

    An investor conference call is scheduled for 11am ET today, March 22, and may be listened to via web cast on Actuant's website at www.actuant.com.

    About Actuant

    Actuant, headquartered in Butler, Wisconsin, is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems and branded hydraulic and electrical tools and supplies. Since its creation through a spin-off in 2000, Actuant has grown its sales from $482 million to over $1.3 billion and its market capitalization from $113 million to over $1.3 billion. The Company employs a workforce of more than 6,700 worldwide. Actuant Corporation trades on the NYSE under the symbol ATU. For further information on Actuant and its business units, visit the Company's website at www.actuant.com.




                         Actuant Corporation
                Condensed Consolidated Balance Sheets
                        (Dollars in thousands)
                             (Unaudited)

                                          February 28,    August 31,
                                               2007          2006
                                          ------------- --------------

ASSETS
Current assets
 Cash and cash equivalents                 $    24,851   $     25,659
 Accounts receivable, net                      206,542        171,262
 Inventories, net                              188,975        165,760
 Deferred income taxes                          22,340         18,796
 Other current assets                           11,622          9,448
                                          ------------- --------------
    Total current assets                       454,330        390,925

Property, plant and equipment, net             112,220         94,544
Goodwill                                       567,974        505,428
Other intangible assets, net                   243,249        210,899
Other long-term assets                          10,140         11,579
                                          ------------- --------------

    Total assets                           $ 1,387,913   $  1,213,375
                                          ============= ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
 Short-term borrowings                     $       351   $          -
 Trade accounts payable                        117,656        122,164
 Accrued compensation and benefits              40,373         43,983
 Income taxes payable                           19,379         21,852
 Current maturities of long-term debt            4,072         18,896
 Other current liabilities                      56,242         57,499
                                          ------------- --------------
    Total current liabilities                  238,073        264,394

Long-term debt, less current maturities        590,144        461,356
Deferred income taxes                           83,937         70,184
Pension and postretirement benefit
 accruals                                       36,642         36,606
Other long-term liabilities                     20,986         17,870

Shareholders' equity
 Capital stock                                   5,481          5,460
 Additional paid-in capital                   (352,858)      (360,353)
 Accumulated other comprehensive income
  (loss)                                          (942)        (4,581)
 Stock held in trust                            (1,726)        (1,355)
 Deferred compensation liability                 1,726          1,355
 Retained earnings                             766,450        722,439
                                          ------------- --------------
    Total shareholders' equity                 418,131        362,965
                                          ------------- --------------

Total liabilities and shareholders'
 equity                                    $ 1,387,913   $  1,213,375
                                          ============= ==============





                         Actuant Corporation
            Condensed Consolidated Statements of Earnings
           (Dollars in thousands except per share amounts)
                             (Unaudited)


                                 Three Months Ended  Six Months Ended
                                    February 28,       February 28,
                                 ------------------ ------------------
                                     2007     2006      2007     2006
                                 ------------------ ------------------

Net sales                        $341,020 $276,019  $684,003 $559,895
Cost of products sold             230,775  184,958   460,713  369,356
                                 ------------------ ------------------
  Gross profit                    110,245   91,061   223,290  190,539

Selling, administrative and
 engineering expenses              66,910   54,433   134,064  113,915
Restructuring charge                3,776        -     3,885        -
Amortization of intangible assets   2,660    1,774     4,913    3,559
                                 ------------------ ------------------
  Operating profit                 36,899   34,854    80,428   73,065

Financing costs, net                8,268    6,084    15,109   12,151
Other expense, net                    754      325       972    1,023
                                 ------------------ ------------------
  Earnings from operations before
   income
  tax expense and minority
   interest                        27,877   28,445    64,347   59,891

Income tax expense                  8,956    9,159    20,334   19,379
Minority interest, net of income
 taxes                                  2      (12)       (8)     (54)
                                 ------------------ ------------------

Net earnings                     $ 18,919 $ 19,298  $ 44,021 $ 40,566
                                 ================== ==================


Earnings per share
  Basic                          $   0.69 $   0.71  $   1.61 $   1.50
  Diluted                            0.62     0.63      1.43     1.33

Weighted average common shares
 outstanding
  Basic                            27,327   27,084    27,313   27,060
  Diluted                          31,740   31,568    31,729   31,539




                         Actuant Corporation
           Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                             Three Months Ended    Six Months Ended
                                 February 28,         February 28,
                             -------------------- --------------------
                                2007      2006       2007      2006
                             ---------- --------- ---------- ---------

Operating Activities
Net earnings                 $  18,919  $ 19,298  $  44,021  $ 40,566
Adjustments to reconcile net
 earnings to net cash
 provided by operating
 activities:
   Depreciation and
    amortization                 8,844     6,721     16,721    13,242
   Amortization of debt
    issuance costs                 383       361        765       721
   Stock-based compensation
    expense                      1,333     1,103      2,750     2,172
   Provision for deferred
    income taxes                  (237)      446     (3,154)      503
   Loss/(gain) on disposal
    of assets                     (122)      136          -        70
   Changes in operating
    assets and liabilities,
    excluding the effects of
    the business
    acquisitions:
      Accounts receivable        4,080     4,531    (10,130)  (16,651)
      Increase (decrease) in
       AR securitization
       program                  (9,267)   (2,294)    (6,115)      442
      Inventories               (1,463)      432     (7,820)   (5,313)
      Prepaid expenses and
       other assets                 61       (46)    (1,311)   (1,230)
      Trade accounts payable    (9,453)   (4,194)   (15,208)    2,513
      Income taxes payable      (9,147)   (3,843)    (3,770)    1,650
      Other accrued
       liabilities                (316)   (8,673)    (5,391)   (3,684)
                             ---------- --------- ---------- ---------
Net cash provided by
 operating activities            3,615    13,978     11,358    35,001

Investing Activities
Proceeds from sale of
 property, plant and
 equipment                           -         -      2,789       115
Capital expenditures            (6,221)   (4,824)   (12,737)   (9,899)
Cash paid for business
 acquisitions, net of cash
 acquired                     (110,332)   (9,337)  (110,059)   (9,337)
                             ---------- --------- ---------- ---------
Net cash used in investing
 activities                   (116,553)  (14,161)  (120,007)  (19,121)

Financing Activities
Net borrowings (repayments)
 on revolving credit
 facilities and short-term
 borrowings                    (42,131)    2,018    (43,991)  (15,085)
Proceeds from term loan        155,677         -    155,677         -
Principal repayments on
 euro-denominated term loans    (2,469)        -     (2,469)        -
Cash dividend                        -         -     (2,187)   (2,165)
Stock option exercises and
 other                             (47)    1,521         67     2,137
                             ---------- --------- ---------- ---------
Net cash provided by (used
 in) financing activities      111,030     3,539    107,097   (15,113)

Effect of exchange rate
 changes on cash                   173       153        744      (144)
                             ---------- --------- ---------- ---------
Net increase (decrease) in
 cash and cash equivalents      (1,735)    3,509       (808)      623
Cash and cash equivalents -
 beginning of period            26,586     7,470     25,659    10,356
                             ---------- --------- ---------- ---------
Cash and cash equivalents -
 end of period               $  24,851  $ 10,979  $  24,851  $ 10,979
                             ========== ========= ========== =========




                         ACTUANT CORPORATION
                     SUPPLEMENTAL UNAUDITED DATA
                        (Dollars in thousands)


                                         FISCAL 2006
                       -----------------------------------------------
                          Q1       Q2       Q3       Q4       TOTAL
                       -----------------------------------------------
SALES
  INDUSTRIAL SEGMENT   $ 75,846 $ 68,907 $ 83,131 $ 96,804 $  324,688
  ELECTRICAL SEGMENT    105,460  105,670  109,449  111,907    432,486
  ACTUATION SYSTEMS
   SEGMENT               88,678   87,779  109,099  100,687    386,243
  ENGINEERED PRODUCTS
   SEGMENT               13,892   13,663   14,983   15,203     57,741
                       -----------------------------------------------
    TOTAL              $283,876 $276,019 $316,662 $324,601 $1,201,158
                       ===============================================

% SALES GROWTH
  INDUSTRIAL SEGMENT         81%      51%      44%      33%        49%
  ELECTRICAL SEGMENT         50%      14%       9%      11%        19%
  ACTUATION SYSTEMS
   SEGMENT                    9%       1%       9%      23%        10%
  ENGINEERED PRODUCTS
   SEGMENT                  149%      41%      15%      16%        40%
    TOTAL                    42%      17%      17%      20%        23%

OPERATING PROFIT
  INDUSTRIAL SEGMENT   $ 20,201 $ 16,595 $ 21,307 $ 27,408 $   85,511
  ELECTRICAL SEGMENT     10,215   10,760   11,172    9,583     41,730
  ACTUATION SYSTEMS
   SEGMENT               10,034    9,297   12,203    8,846     40,380
  ENGINEERED PRODUCTS
   SEGMENT                1,728    1,834    2,139    2,020      7,721
  CORPORATE / GENERAL    (3,967)  (3,632)  (3,981)  (4,787)   (16,367)
                       -----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE            $ 38,211 $ 34,854 $ 42,840 $ 43,070 $  158,975
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                     -        -        -   (4,910)    (4,910)
                       -----------------------------------------------
    TOTAL              $ 38,211 $ 34,854 $ 42,840 $ 38,160 $  154,065
                       ===============================================

OPERATING PROFIT %
  INDUSTRIAL SEGMENT       26.6%    24.1%    25.6%    28.3%      26.3%
  ELECTRICAL SEGMENT        9.7%    10.2%    10.2%     8.6%       9.6%
  ACTUATION SYSTEMS
   SEGMENT                 11.3%    10.6%    11.2%     8.8%      10.5%
  ENGINEERED PRODUCTS
   SEGMENT                 12.4%    13.4%    14.3%    13.3%      13.4%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE                13.5%    12.6%    13.5%    13.3%      13.2%

EBITDA
  INDUSTRIAL SEGMENT   $ 21,626 $ 18,050 $ 22,752 $ 29,644 $   92,072
  ELECTRICAL SEGMENT     11,904   12,818   12,643   11,496     48,861
  ACTUATION SYSTEMS
   SEGMENT               12,063   11,823   14,913   11,555     50,354
  ENGINEERED PRODUCTS
   SEGMENT                2,042    2,145    2,435    2,324      8,946
  CORPORATE / GENERAL    (3,601)  (3,586)  (3,881)  (4,487)   (15,555)
                       -----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE            $ 44,034 $ 41,250 $ 48,862 $ 50,532 $  184,678
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                     -        -        -   (4,910)    (4,910)
                       -----------------------------------------------
    TOTAL              $ 44,034 $ 41,250 $ 48,862 $ 45,622 $  179,768
                       ===============================================

EBITDA %
  INDUSTRIAL SEGMENT       28.5%    26.2%    27.4%    30.6%      28.4%
  ELECTRICAL SEGMENT       11.3%    12.1%    11.6%    10.3%      11.3%
  ACTUATION SYSTEMS
   SEGMENT                 13.6%    13.5%    13.7%    11.5%      13.0%
  ENGINEERED PRODUCTS
   SEGMENT                 14.7%    15.7%    16.3%    15.3%      15.5%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE                15.5%    14.9%    15.4%    15.6%      15.4%


                                         FISCAL 2007
                        ----------------------------------------------
                           Q1        Q2       Q3       Q4      TOTAL
                        ----------------------------------------------
SALES
  INDUSTRIAL SEGMENT    $100,867 $  93,487                   $194,354
  ELECTRICAL SEGMENT     122,017   123,599                    245,616
  ACTUATION SYSTEMS
   SEGMENT               105,654    97,656                    203,310
  ENGINEERED PRODUCTS
   SEGMENT                14,445    26,278                     40,723
                        ----------------------------------------------
    TOTAL               $342,983 $ 341,020                   $684,003
                        ==============================================

% SALES GROWTH
  INDUSTRIAL SEGMENT          33%       36%                        34%
  ELECTRICAL SEGMENT          16%       17%                        16%
  ACTUATION SYSTEMS
   SEGMENT                    19%       11%                        15%
  ENGINEERED PRODUCTS
   SEGMENT                     4%       92%                        48%
    TOTAL                     21%       24%                        22%

OPERATING PROFIT
  INDUSTRIAL SEGMENT    $ 28,680 $  23,988                   $ 52,668
  ELECTRICAL SEGMENT       9,357     9,535                     18,892
  ACTUATION SYSTEMS
   SEGMENT                 8,614     7,954                     16,568
  ENGINEERED PRODUCTS
   SEGMENT                 1,931     3,303                      5,234
  CORPORATE / GENERAL     (4,944)   (4,105)                    (9,049)
                        ----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE             $ 43,638 $  40,675                   $ 84,313
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                   (109)   (3,776)                    (3,885)
                        ----------------------------------------------
    TOTAL               $ 43,529 $  36,899                   $ 80,428
                        ==============================================

OPERATING PROFIT %
  INDUSTRIAL SEGMENT        28.4%     25.7%                      27.1%
  ELECTRICAL SEGMENT         7.7%      7.7%                       7.7%
  ACTUATION SYSTEMS
   SEGMENT                   8.2%      8.1%                       8.1%
  ENGINEERED PRODUCTS
   SEGMENT                  13.4%     12.6%                      12.9%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE                 12.7%     11.9%                      12.3%

EBITDA
  INDUSTRIAL SEGMENT    $ 31,022 $  26,205                   $ 57,227
  ELECTRICAL SEGMENT      11,543    11,404                     22,947
  ACTUATION SYSTEMS
   SEGMENT                11,339    10,928                     22,267
  ENGINEERED PRODUCTS
   SEGMENT                 2,238     4,256                      6,494
  CORPORATE / GENERAL     (4,844)   (4,028)                    (8,872)
                        ----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE             $ 51,298 $  48,765                   $100,063
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                   (109)   (3,776)                    (3,885)
                        ----------------------------------------------
    TOTAL               $ 51,189 $  44,989                   $ 96,178
                        ==============================================

EBITDA %
  INDUSTRIAL SEGMENT        30.8%     28.0%                      29.4%
  ELECTRICAL SEGMENT         9.5%      9.2%                       9.3%
  ACTUATION SYSTEMS
   SEGMENT                  10.7%     11.2%                      11.0%
  ENGINEERED PRODUCTS
   SEGMENT                  15.5%     16.2%                      15.9%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE                 15.0%     14.3%                      14.6%





                         ACTUANT CORPORATION
         Reconciliation of GAAP measures to non-GAAP measures
         (Dollars in thousands, except for per share amounts)


                                            FISCAL 2006
                             -----------------------------------------
                                Q1      Q2      Q3      Q4     TOTAL
                             -----------------------------------------

NET EARNINGS EXCLUDING
 RESTRUCTURING CHARGE AND
 TAX ADJUSTMENTS (1)
  NET EARNINGS
  (GAAP MEASURE)             $21,268 $19,298 $26,787 $25,235  $92,588
    RESTRUCTURING CHARGES,
     NET OF TAX BENEFIT            -       -       -   4,499    4,499
    TAX ADJUSTMENTS                -       -  (2,597) (5,374)  (7,971)
                             -----------------------------------------
  TOTAL (NON-GAAP MEASURE)   $21,268 $19,298 $24,190 $24,360  $89,116
                             =========================================

DILUTED EARNINGS PER SHARE
 EXCLUDING RESTRUCTURING
CHARGE AND TAX
 ADJUSTMENTS (1)
  NET EARNINGS
  (GAAP MEASURE)               $0.70   $0.63   $0.86   $0.82    $3.01
    RESTRUCTURING CHARGES,
     NET OF TAX BENEFIT            -       -       -    0.14     0.14
    TAX ADJUSTMENTS                -       -   (0.08)  (0.17)   (0.25)
                             -----------------------------------------
  TOTAL (NON-GAAP MEASURE)     $0.70   $0.63   $0.78   $0.79    $2.90
                             =========================================

EBITDA (2)
  NET EARNINGS (GAAP
   MEASURE)                  $21,268  19,298  26,787  25,235  $92,588
    FINANCING COSTS, NET       6,067   6,084   6,786   7,209   26,146
    INCOME TAX EXPENSE        10,220   9,159   8,636   5,371   33,386
    DEPRECIATION &
     AMORTIZATION              6,521   6,721   6,680   7,851   27,773
    MINORITY INTEREST, NET
     OF INCOME TAX               (42)    (12)    (27)    (44)    (125)
                             -----------------------------------------
    EBITDA
    (NON-GAAP MEASURE)       $44,034 $41,250 $48,862 $45,622 $179,768
    EUROPEAN ELECTRICAL
     RESTRUCTURING CHARGE          -       -       -   4,910    4,910
                             -----------------------------------------
    EBITDA
    (NON-GAAP MEASURE) -
     EXCLUDING RESTRUCTURING
     CHARGE                  $44,034 $41,250 $48,862 $50,532 $184,678
                             =========================================



                                            FISCAL 2007
                              ----------------------------------------
                                 Q1      Q2     Q3      Q4     TOTAL
                              ----------------------------------------

NET EARNINGS EXCLUDING
 RESTRUCTURING CHARGE AND
 TAX ADJUSTMENTS (1)
  NET EARNINGS
  (GAAP MEASURE)              $25,102 $18,919                 $44,021
    RESTRUCTURING CHARGES,
     NET OF TAX BENEFIT           109   2,926                   3,035
    TAX ADJUSTMENTS                 -       -                       -
                              ----------------------------------------
  TOTAL (NON-GAAP MEASURE)    $25,211 $21,845                 $47,056
                              ========================================

DILUTED EARNINGS PER SHARE
 EXCLUDING RESTRUCTURING
CHARGE AND TAX
 ADJUSTMENTS (1)
  NET EARNINGS
  (GAAP MEASURE)                $0.81   $0.62                   $1.43
    RESTRUCTURING CHARGES,
     NET OF TAX BENEFIT             -    0.09                    0.09
    TAX ADJUSTMENTS                 -       -                       -
                              ----------------------------------------
  TOTAL (NON-GAAP MEASURE)      $0.81   $0.71                   $1.52
                              ========================================

EBITDA (2)
  NET EARNINGS (GAAP
   MEASURE)                   $25,102 $18,919                 $44,021
    FINANCING COSTS, NET        6,841   8,268                  15,109
    INCOME TAX EXPENSE         11,379   8,956                  20,335
    DEPRECIATION &
     AMORTIZATION               7,877   8,844                  16,721
    MINORITY INTEREST, NET
     OF INCOME TAX                (10)      2                      (8)
                              ----------------------------------------
    EBITDA
    (NON-GAAP MEASURE)        $51,189 $44,989                 $96,178
    EUROPEAN ELECTRICAL
     RESTRUCTURING CHARGE         109   3,776                   3,885
                              ----------------------------------------
    EBITDA
    (NON-GAAP MEASURE) -
     EXCLUDING RESTRUCTURING
     CHARGE                   $51,298 $48,765                $100,063
                              ========================================


(1)Net earnings and diluted earnings per share excluding restructuring charges and income tax adjustments represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.

(2)EBITDA represents net earnings before financing costs, net, income tax expense, depreciation & amortization and minority interest. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.



    CONTACT: Actuant Corporation
             Andrew Lampereur, 262-373-7401
             Executive Vice President and CFO